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                                                                   EXHIBIT 10.17


SECONDARY MARKET AGREEMENT
                      Oregon State Scholarship Commission

                          AGREEMENT TO ENDORSE LOANS

This AGREEMENT, entered into between the Oregon State Scholarship Commission (hereinafter referred to as "Scholarship Commission"), an agency of the State of Oregon, and

  U.S. Bank National Association as
  Trustee for Education Loan Incorporated         Aberdeen, SD  57401
-------------------------------------------      -------------------------------
    (hereinafter referred to as "Lender")         (City and State)   (Zip)

WITNESSETH:

  WHEREAS, the Scholarship Commission is a State agency designated to administer loan programs under provisions of Oregon Revised Statutes 348.505 to 348.620; WHEREAS, the Scholarship Commission maintains a central office for the endorsement of approved loans made by participating lenders to eligible students attending educational institutions approved by the U.S. Department of Education and to eligible parents of such students; Oregon residents may borrow for attendance at any approved educational institution; non-residents may borrow for attendance only at approved institutions located within Oregon; and
  WHEREAS, the Lender wants to participate in the Loan Program of the Scholarship Commission, subject to the terms and conditions hereinafter set forth;

NOW THEREFORE, the Scholarship Commission and the Lender agree as follows:

1. This Agreement is subject to and all terms used herein shall have their meanings respectively indicated in:

    (a) the provisions of Title IV, Part B, of the Higher Education Act of 1965, as amended (20 U.S.C. (S) 1071 et seq.) and regulations issued thereunder, and

    (b) Oregon Revised Statutes 348.505 to 348.620 and rules, regulations and policies issued thereunder.

2. The Lender agrees to comply with the provisions of Title IV, Part V, of the Higher Education Act of 1965, as amended, (20 U.S.C. (S) 1071 et seq.)

3. The Lender shall give the U.S. Secretary of Education, or other agencies of the government designated by the Secretary, and/or the Scholarship Commission access to the Lender's records in order to assure the accuracy of the required reports in accordance with Federal regulations.

4. All documents and instruments used in the Loan Programs shall be in the form furnished and/or approved by the Scholarship Commission and the U.S. Department of Education.

5. This Agreement shall inure to the benefit of and be binding upon the Scholarship Commission and the Lender and their respective successors provided, however, that neither party may assign its obligations under this Agreement without prior written consent from the other party, which consent will not be unreasonably withheld.

6. This Agreement may be terminated by either party upon not less than 90 days written notice to the other party. Such termination shall not affect any obligations incurred pursuant to this Agreement prior to the time that such termination notice becomes effective.

7. If the Lender violates or fails to comply with its obligations under this Agreement then the Lender agrees to indemnify the Scholarship Commission from and against any and all liability arising out of such violation or failure regardless of whether the Scholarship Commission purchased such loan from the Lender.
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    The Scholarship Commission's liability shall be limited to payment of the guarantee as required by this agreement and to the extent permitted by
    Article XI, Section 7 of the Oregon constitution and the Oregon Tort Claims Act, ORS 30.270 through 30.300.

8. This agreement shall be governed by and construed in accordance with the laws of the State of Oregon without regard to principles of conflicts of law. Any claim, action, suit or proceeding between the parties that arises from or relates to this Agreement shall be brought and conducted solely and exclusively within the Circuit Court of Marion County for the State of Oregon; provided, however, if a claim, action, suit or proceeding must be brought in a federal forum, then it shall be brought and conducted solely and exclusively within the United States District Court for the District of Oregon.

9. Any notice required or permitted under this Agreement shall be in writing by personal delivery, facsimile or overnight carrier, effective on receipt, or by mail, effective (five) 5 days after mailing. To be effective against the Scholarship Commission, any notice delivered by facsimile must be confirmed by telephone notice to the Scholarship Commission offices.

10. The parties agree that if any term or provision of this agreement is declared by a court of competent jurisdiction to be illegal or in conflict with any law, the validity of the remaining terms and provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the agreement did not contain the particular term or provision held to be invalid.

11. This agreement may be executed in several counterparts, all of which when taken together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Each copy of the agreement so executed shall constitute an original.

12. The parties agree that no legal relationship of any kind exists as a result of this agreement, other than the covenants expressly contained herein. This agreement shall not constitute or imply a joint venture, partnership or business organization of any kind. The parties are independent and the personnel or one party shall not be deemed the personnel of the other. Nothing in this agreement shall grant to either party any right to make commitments of any kind or to create any obligation for or on behalf of the other without the prior written consent of the other party, except to the extent stated herein.

13. This Agreement supersedes all existing agreements and may only be amended by all parties in writing. The failure of the parties to enforce any provision of this agreement shall not constitute a waiver by either party of that or any other provision.

The Oregon State Scholarship Commission and the Lender have each caused this instrument to be executed the ____ day of ____________, 19__, by their respective duly authorized officers.

U.S. Bank National Association
as Trustee for Education Loans Inc.    OREGON STATE SCHOLARSHIP COMMISSION
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              Lender

By /s/ Thomas W. Steele                By /s/ Elwood G. Farber
   --------------------------------       --------------------------------------
            Signature                     Elwood G. Farber, Executive Director

Assistant Vice President               April 8, 1999
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              Title                    Date

105 First Avenue SW
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          Street Address

Aberdeen, SD  57401
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        City, State and Zip

833405
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Lender Code Number

41-0417860
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Employer Identification Number (EIN)